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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
SCBT Financial Corporation

        We consent to the incorporation by reference of our Report, dated March 17, 2008, relating to SCBT Financial Corporation's consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2007, included in SCBT Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, into the Registration Statement on Form S-1. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-1.

/s/ J.W. HUNT AND COMPANY, LLP J.W. Hunt and Company, LLP
Columbia, South Carolina November 7, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM